As filed with the Securities and Exchange Commission on October 12, 2005

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

ING Global Advantage and Premium Opportunity Fund

(Exact name of registrant as specified in its charter)

Delaware	20-3379510
(State of Incorporation)	(IRS Employer Identification Number)

7337 East Doubletree Ranch Road Scottsdale, AZ	85258
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-126570

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common shares of beneficial interest, $0.01 Par Value Per Share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are shares of beneficial interest (the “Shares”) of ING Global Advantage and Premium Opportunity Fund (the “Fund”). The description of the Shares contained in the section entitled “Description of Shares” in the Prospectus included in the Fund’s Registration Statement on Form N-2 (File Nos. 333-126570 and 811-21786), filed with the Securities and Exchange Commission on July 13, 2005, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits

The following exhibits to this Registration Statement have been filed as exhibits to the Company’s Registration Statement and are hereby incorporated herein by reference:

(a)	Certificate of Trust (Incorporated by reference to Exhibit No. (2)(A)(i) of the Fund’s Registration Statement filed on July 13, 2005.

(b)	Form of Certificate of Amendment to Certificate of Trust (Incorporated by reference to Exhibit No. (2)(A)(i)(a) of the Fund’s Registration Statement filed on September 23, 2005.

(c)	Form of Amended and Restated Declaration of Trust (Incorporated by reference to Exhibit No. (2)(A)(ii) of the Fund’s Registration Statement filed on September 23, 2005.

(d)	Bylaws (Incorporated by reference to Exhibit No. (2)(B) of the Fund’s Registration Statement filed on July 13, 2005.

(e)	Form of Specimen Certificate for Common Shares (Incorporated by reference to Exhibit No. (2)(D) of the Fund’s Registration Statement filed on September 23, 2005.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on the 12th day of October, 2005.

ING GLOBAL ADVANTAGE AND PREMIUM OPPORTUNITY FUND

By:	/s/ Huey P. Falgout, Jr.
Huey P. Falgout, Jr.
Secretary